Exhibit 99.1


                   AEP Reports 2004 Third-Quarter Earnings

     -- Third-quarter results: GAAP $1.34 per share, ongoing $0.80 per share

     -- Higher industrial demand, lower expenses help offset mild weather, ECOM absence

     -- Company affirms previous 2004 ongoing earnings guidance range of $2.20 to $2.40

    COLUMBUS, Ohio, Oct. 21 /PRNewswire-FirstCall/ --

                           AMERICAN ELECTRIC POWER
                        Preliminary, unaudited results
            (EPS based on 395mm shares Q3 2003, 396mm in Q3 2004,
                 382mm in 9 mo. 2003 and 396mm in 9 mo.2004)

                         Third quarter ended Sept. 30  9-months ended Sept. 30
                             2003   2004   Variance     2003   2004  Variance
     Revenue ($ in billions)  3.9    3.7     (0.2)       11.2   10.4    (0.8)
     Earnings ($ in millions):
        GAAP                  257    530      273         872    912      40
        Ongoing               352    318      (34)        778    757     (21)
     EPS ($):
        GAAP                 0.65   1.34     0.69        2.28   2.30    0.02
        Ongoing              0.89   0.80    (0.09)       2.04   1.91   (0.13)

    American Electric Power (NYSE: AEP) today reported 2004 third-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles
(GAAP), of $530 million, or $1.34 per share, compared with $257 million, or $0.65 per share, in the same period last year.
    One-time gains in third-quarter 2004, related to the sale of assets, were primary contributors to $212 million in special items that improved the company's performance when compared to the prior period when the company recorded a loss of $95 million on special items.
    Ongoing earnings (earnings excluding special items) for third-quarter 2004 were $318 million, or $0.80 per share, compared with $352 million, or $0.89 per share, in the same period last year.
    The key factor in the third-quarter ongoing earnings performance, when compared with the prior period, is the absence of a non-cash Texas stranded cost recovery mechanism (commonly referred to as ECOM) in 2004 that added $60.6 million pre-tax, or $0.10 per share, to ongoing earnings in last year's third quarter. ECOM was $169 million pre-tax for the nine months ended September 2003 and $218 million pre-tax for the full year. Under Texas regulations, companies could record ECOM earnings, based on a wholesale capacity auction true-up, from Jan. 1, 2002, through Dec. 31, 2003.
    GAAP and ongoing earnings per share for third-quarter 2004 are based on an average of approximately 396 million shares outstanding, compared to an average of approximately 395 million shares outstanding for the same period in 2003. GAAP and ongoing earnings per share for the year-to-date period are based on an average of 396 million shares in 2004, compared to an average of 382 million shares in 2003. For the 2004 year-to-date period, dilution for GAAP earnings is $0.09 per share and dilution for ongoing earnings is $0.07 per share.
    A full reconciliation of GAAP earnings to ongoing earnings for each period is included in tables at the end of this news release.

                              EARNINGS GUIDANCE
    AEP affirmed its previous 2004 ongoing earnings guidance range of between $2.20 and $2.40 per share. In providing ongoing earnings guidance, there are differences between 2004 ongoing earnings and 2004 GAAP earnings because of the classification of UK operations and Louisiana Intrastate Gas (LIG) as discontinued and the impacts of disposals of UK operations, LIG and other non-core assets. At this time, AEP management is not able to estimate the impact on GAAP earnings of the anticipated Texas true-up proceedings or the potential impact of any future changes in accounting principles. Therefore, AEP is not able at this time to provide a corresponding GAAP equivalent for 2004 earnings guidance.


                      SUMMARY ONGOING RESULTS BY SEGMENT
  ($ in millions except EPS; EPS based on 395mm shares Q3 2003, 396mm in Q3
              2004, 382mm in 9 mo. 2003 and 396mm in 9 mo.2004)

                        Q3 03   Q3 04   Variance   YTD 03  YTD 04   Variance
    Utility Operations   394     359       (35)      928     845       (83)
      Ongoing EPS       1.00    0.91     (0.09)     2.43    2.13     (0.30)
    Investments          (21)    (32)      (11)     (111)    (45)       66
      Ongoing EPS      (0.06)  (0.08)    (0.02)    (0.29)  (0.11)     0.18
    Parent Company       (21)     (9)       12       (39)    (43)       (4)
      Ongoing EPS      (0.05)  (0.03)     0.02     (0.10)  (0.11)    (0.01)
        Ongoing Earnings 352     318       (34)      778     757       (21)
        Ongoing EPS    $0.89   $0.80    ($0.09)    $2.04   $1.91    ($0.13)


    "We accomplished much in the third quarter and recorded solid earnings for the period," said Michael G. Morris, AEP's chairman, president and chief executive officer. "We completed the divestiture of a number of assets that did not fit our business model, including the generation in the United Kingdom. Our domestic utility assets, the core of our ongoing business strategy, performed well. When you factor ECOM out of the equation, our utilities improved earnings from the prior period despite milder weather conditions.
    "We continue to see growth in industrial demand, evidence of an ongoing economic recovery in areas we serve," Morris said. "I consider that to be a further indication that our decision to focus our strategy on our utility operations and assets has us well positioned for the future."
    The decline in the Investments segment performance from third-quarter 2003 is primarily attributed to fluctuations in the value, for accounting purposes, of natural gas in storage. This will be reported as income in future periods as the gas is withdrawn from storage.
    The $12 million reduction in Parent Company expenses in the quarter compared to the prior period is primarily the result of lower interest and other expenses.


                   ONGOING RESULTS FROM UTILITY OPERATIONS
  ($ in millions except EPS; EPS based on 395mm shares Q3 2003, 396mm in Q3
              2004, 382mm in 9 mo. 2003 and 396mm in 9 mo.2004)

                             Q3 03  Q3 04  Variance  YTD 03  YTD 04  Variance
    Regulated Integrated
     Utilities                800    815      15     2,183   2,315     132
    Ohio Companies            545    516     (29)    1,505   1,497      (8)
    Texas Wires               177    128     (49)      508     334    (174)
    Texas Supply/REP           99     89     (10)      325     273     (52)
    Off-System Sales          157    131     (26)      379     413      34
    Other Wholesale
     Transactions               1     --      (1)       (4)     13      17
    Transmission Revenue -
     3rd Party                121    125       4       350     368      18
    Other Operating Revenue    91     88      (3)      270     247     (23)
       Total Gross Margin   1,991  1,892     (99)    5,516   5,460     (56)
    Operations & Maintenance (717)  (720)     (3)   (2,138) (2,276)   (138)
    Depreciation &
     Amortization            (317)  (322)     (5)     (927)   (940)    (13)
    Taxes Other Than Income
     Taxes                   (182)  (175)       7     (521)   (530)     (9)
    Interest Expense &
     Preferred Dividend      (168)  (151)     17      (499)   (471)     28
    Other Income & Deductions  --      7       7         7      32      25
    Income Taxes             (213)  (172)     41      (510)   (430)     80
       Total Utility
        Operations            394    359     (35)      928     845     (83)
       Ongoing EPS          $1.00  $0.91  ($0.09)    $2.43   $2.13  ($0.30)


    Reduced expenses, increased industrial demand for electricity and growth in the number of residential and commercial customers helped AEP partially offset the absence of ECOM in third-quarter 2004. Mild summer weather reduced residential and commercial demand for power in many areas served by AEP when compared with the same period last year.
    AEP's Regulated Integrated Utilities increased gross margin in the quarter, even though residential and commercial sales were down slightly because of weather. Industrial sales increased 6 percent from the prior period.
    The reduction in gross margin in the quarter from AEP's Ohio Companies reflects the mild summer weather, which contributed to a 5 percent reduction in retail sales to residential and commercial customers, and higher fuel costs in a state that has frozen rates. Industrial sales increased 5 percent from the prior period.
    The loss of ECOM from Texas Wires gross margin in the quarter was partially offset by higher residential usage and residential and commercial customer growth in AEP's Texas Central Company (TCC).
    The decrease in gross margin in the quarter from Texas Supply is primarily attributed to the divestiture of TCC generation to comply with Texas stranded cost recovery regulations. This resulted in higher purchased power costs to fulfill contractual commitments.
    Reduced gross margins from Off-System Sales are primarily the result of less favorable optimization activities in the current period.
    Utility expenses in the quarter were $64 million lower than in the same period last year, primarily because of lower tax expenses in the quarter and reduced interest expenses as a result of refinancings and paying down debt. Operations & Maintenance and Depreciation & Amortization expenses were relatively flat period to period.


                       ONGOING RESULTS FROM INVESTMENTS
  ($ in millions except EPS; EPS based on 395mm shares Q3 2003, 396mm in Q3
              2004, 382mm in 9 mo. 2003 and 396mm in 9 mo.2004)

                             Q3 03   Q3 04  Variance  YTD 03  YTD 04  Variance
    AEPES, inc. Gas
     HoldCo (HPL)             (21)    (28)     (7)     (65)     (41)     24
    MEMCO                       3       1      (2)       4        6       2
    IPPs and Wind Farms         4       1      (3)      (6)       7      13
    AEP Resources - Other      (5)     (5)     --      (23)      (6)     17
    Other                      (2)     (1)      1      (21)     (11)     10
       Total Investments      (21)    (32)    (11)    (111)     (45)     66
       Ongoing EPS         ($0.06) ($0.08) ($0.02)  ($0.29)  ($0.11)  $0.18


    Improved pipeline margins and lower operating expenses for AEP Energy Services were more than offset by a $16 million after-tax reduction in value, for accounting purposes, of natural gas in storage, which will be reported as income in future periods as the gas is withdrawn from storage.
    Two factors decreased third-quarter earnings from the MEMCO barge system:
Higher diesel fuel costs in the quarter when compared to the prior period, and reduced August barge freight sales attributed to the U.S. Corps of Engineers' closure of the McAlpine Lock on the Ohio River for repairs.
    The decline in earnings from Independent Power Plants (IPPs) and Wind Farms reflects the sale of IPPs in Colorado and Florida that contributed
$2.8 million to third-quarter 2003 earnings.

                      ADDITIONAL INFORMATION ON WEB SITE
    AEP's balance sheet and a cash flow table are available on AEP's web site at http://www.aep.com/go/earnings .

                                   WEBCAST
    American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts or http://phx.corporate-ir.net/phoenix. zhtml?p=irol-eventDetails&c=105011&eventID=952103 .
    The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast.
    Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download , and at least a 56Kbps connection to the Internet.

    American Electric Power owns more than 36,000 megawatts of generating capacity in the United States and is the nation's largest electricity generator. AEP is also one of the largest electric utilities in the United States, with more than 5 million customers linked to AEP's 11-state electricity transmission and distribution grid. The company is based in Columbus, Ohio.

    AEP's GAAP earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

    This report made by AEP and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels; availability of generating capacity and the performance of AEP's generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments and environmental compliance); oversight and/or investigation of the energy sector or its participants; resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP's ability to reduce its operation and maintenance costs; the success of disposing of investments that no longer match AEP's business model; AEP's ability to sell assets at acceptable prices and on other acceptable terms; international and country-specific developments affecting foreign investments including the disposition of any foreign investments; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary trends; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt and preferred stock; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including the establishment of a regional transmission structure; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension plan; prices for power that AEP generates and sells at wholesale; changes in technology and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.


                             American Electric Power
     Financial Results for 3rd Quarter 2004 Actual vs 3rd Quarter 2003 Actual

                                            2003 Actual         2004 Actual
                                         ($ millions)  EPS   ($ millions)  EPS

        UTILITY OPERATIONS:
         Gross Margin:
     1    Regulated Integrated Utilities       800                815
     2    Ohio Cos.                            545                516
     3    Texas Wires                          177                128
     4    Texas Supply / REP                    99                 89
     5    Off-System Sales                     157                131
     6    Other Wholesale Transactions           1                -
     7    Transmission Revenue - 3rd Party     121                125
     8    Other Operating Revenue               91                 88
     9         Total Gross Margin            1,991              1,892

     10   Operations & Maintenance            (717)              (720)
     11   Depreciation & Amortization         (317)              (322)
     12   Taxes Other than Income Taxes       (182)              (175)
     13   Interest Exp & Preferred
           Dividend                           (168)              (151)
     14   Other Income & Deductions            -                    7
     15   Income Taxes                        (213)              (172)
     16         Net Earnings Utility
                 Operations                    394     1.00       359    0.91

        INVESTMENTS:
     17   AEPES, inclds Gas HoldCo (HPL)       (21)               (28)
     18   MEMCO                                  3                  1
     19   IPPs and Wind Farms                    4                  1
     20   AEP Resources - Other                 (5)                (5)
     21   Other                                 (2)                (1)
     22        Total Investments               (21)   (0.06)      (32)  (0.08)

     23   Parent Company                       (21)   (0.05)       (9)  (0.03)

     24        ON-GOING EARNINGS               352     0.89       318    0.80

    Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.


                            American Electric Power
             Financial Results for 3rd Quarter 2004 Actual
            Reconciliation of On-going and Reported Earnings

                                                      2004 Actual
                                        Utility  Invest.  Parent  Total  EPS
                                                     ($ millions)

    On-going Earnings                      359     (32)    (9)    318    0.80

    Dispositions:
        Gain from sale of IPP's             -       64      -      64    0.16
        Gain from sale of UK Generation - 127 - 127 0.32 Gain from sale of Southcoast
         Power Ltd.                         -       31      -      31    0.08
        Loss from sale of Jefferson
         Island Storage Hub                 -       (2)     -      (2)    -

    Discontinued Operations:
        UK Discontinued Operations          -       (7)     -      (7)  (0.02)
        LIG Discontinued Operations         -       (1)     -      (1)    -

    Total Special Items                     -      212      -     212    0.54

    Reported Earnings                     359      180     (9)    530    1.34


             Financial Results for 3rd Quarter 2003 Actual
            Reconciliation of On-going and Reported Earnings

                                                      2003 Actual
                                        Utility  Invest.  Parent  Total  EPS
                                                     ($ millions)

    On-going Earnings                     394      (21)    (21)   352    0.89

    Impairments:
        IPP Impairment                      -      (45)      -    (45)  (0.11)

    Discontinued Operations:
        UK Discontinued Operations          -      (52)      -    (52)  (0.13)
        LIG Discontinued Operations         -        2       -      2     -

    Total Special Items                     -      (95)      -    (95)  (0.24)

    Reported Earnings                     394     (116)    (21)   257    0.65


                         American Electric Power
                     Summary of Selected Sales Data
                         For Domestic Operations
             (Data based on preliminary, unaudited results)

                                                3 Months Ended September 30,
                                                2003       2004       Change

    ENERGY SUMMARY
    Retail - Domestic Electric
     (in millions of kWh):
       Residential                             12,578     12,002      -4.6%
       Commercial                              10,267     10,070      -1.9%
       Industrial                              12,309     13,052       6.0%
       Miscellaneous                              827        857       3.6%
       Total Domestic Retail (Exclds
        AEP C&I, ME SWEPCo, & Tx POLR) (a)     35,981     35,981       0.0%
       AEP C&I, Mutual Energy SWEPCo, &
        Tx POLR                                   725        316     -56.4%
       Total Domestic Retail                   36,706     36,297      -1.1%

    Wholesale - Domestic Electric (in
     millions of kWh):                         19,669     23,613      20.1%

    EAST REGION WEATHER SUMMARY (in degree days):
    Actual - Heating (b)                           12          1     -91.7%
           - Cooling (c)                          592        553      -6.6%
    Normal - Heating (b)                                       7     -85.7% *
           - Cooling (c)                                     679     -18.6% *

    PSO/SWEPCo WEATHER SUMMARY (in degree days):
    Actual - Heating (b)                            0          0       0.0%
           - Cooling (c)                        1,390      1,178     -15.3%
    Normal - Heating (b)                                       2    -100.0% *
           - Cooling (c)                                   1,398     -15.7% *

    *  2004 Actual vs. Normal

    (a) The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison.
        Delivery of energy by Texas Wires supplied by others is not included.

    (b) Heating Degree Days temperature base is 55 degrees

    (c) Cooling Degree Days temperature base is 65 degrees


                             American Electric Power
      Financial Results for September 2004 YTD Actual vs September 2003 YTD
                                      Actual

                                            2003 Actual         2004 Actual
                                         ($ millions)  EPS   ($ millions)  EPS

        UTILITY OPERATIONS:
         Gross Margin:
     1    Regulated Integrated Utilities     2,183               2,315
     2    Ohio Cos.                          1,505               1,497
     3    Texas Wires                          508                 334
     4    Texas Supply / REP                   325                 273
     5    Off-System Sales                     379                 413
     6    Other Wholesale Transactions          (4)                 13
     7    Transmission Revenue - 3rd
           Party                               350                 368
     8    Other Operating Revenue              270                 247
     9         Total Gross Margin            5,516               5,460

     10   Operations & Maintenance          (2,138)             (2,276)
     11   Depreciation & Amortization         (927)               (940)
     12   Taxes Other than Income Taxes       (521)               (530)
     13   Interest Exp & Preferred
           Dividend                           (499)               (471)
     14   Other Income & Deductions              7                  32
     15   Income Taxes                        (510)               (430)
     16         Net Earnings Utility
                 Operations                    928    2.43         845   2.13

        INVESTMENTS:
     17   AEPES, inclds Gas HoldCo (HPL
           & LIG)                             (65)                (41)
     18   MEMCO                                 4                   6
     19   IPPs and Wind Farms                  (6)                  7
     20   AEP Resources - Other               (23)                 (6)
     21   Other                               (21)                (11)
     22        Total Investments             (111)   (0.29)       (45)  (0.11)

     23   Parent Company                      (39)   (0.10)       (43)  (0.11)

     24        ON-GOING EARNINGS              778     2.04        757    1.91

    Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.


                         American Electric Power
             Financial Results for YTD September 2004 Actual
             Reconciliation of On-going and Reported Earnings

                                                   2004 Actual
                                        Utility  Invest.  Parent  Total  EPS
                                                   ($ millions)
    On-going Earnings                      845     (45)    (43)   757    1.91

    Dispositions:
        Gain from sale of Nanyang
         General Light Electric Co.          -       6       -      6    0.02
        Gain from sale of IPP's              -      64       -     64    0.16
        Gain from sale of UK Generation      -     127       -    127    0.32
        Gain from sale of Southcoast
         Power Ltd.                          -      31       -     31    0.08
        Loss from sale of Jefferson
         Island Storage Hub                  -      (2)      -     (2)  (0.01)

    Discontinued Operations:
        UK Discontinued Operations           -     (71)      -    (71)  (0.18)
        LIG Discontinued Operations          -       -       -      -     -

    Total Special Items                      -     155       -    155    0.39

    Reported Earnings                      845     110     (43)   912    2.30


             Financial Results for YTD September 2003 Actual
             Reconciliation of On-going and Reported Earnings

                                                    2003 Actual
                                        Utility  Invest.  Parent  Total  EPS
                                                    ($ millions)

    On-going Earnings                      928    (111)    (39)    778   2.04

    Changes in Accounting Principles:
        SFAS 143 Asset Retirement
         Obligation                        249      (7)      -    242    0.63
        Cessation of EITF 98-10 re:
         MTM accounting                    (13)    (36)      -    (49)  (0.13)

    Impairments and Dispositions:
        Adjustment to South Coast
         Impairment                          -       6       -       6   0.02
        Net Proceeds from Sale of Mutual
         Energy (back office operations)     -      26       -     26    0.07
        Adjustment to sale of water
         heater rental program              (3)      -       -     (3)  (0.01)
        IPP Impairment                       -     (45)      -    (45)  (0.12)

    Discontinued Operations:
        UK Discontinued Operations           -     (89)      -    (89)  (0.24)
        LIG Discontinued Operations          -       6       -      6    0.02

    Total Special Items                    233    (139)      -     94    0.24

    Reported Earnings                    1,161    (250)    (39)   872    2.28


                           American Electric Power
                        Summary of Selected Sales Data
                           For Domestic Operations
                (Data based on preliminary, unaudited results)

                                                9 Months Ended September 30,
                                                2003       2004       Change

    ENERGY SUMMARY
    Retail - Domestic Electric (in
     millions of kWh):
       Residential                             34,658     35,169       1.5%
       Commercial                              27,834     28,240       1.5%
       Industrial                              36,764     38,227       4.0%
       Miscellaneous                            2,251      2,406       6.9%
       Total Domestic Retail (Exclds
        AEP C&I, ME SWEPCo, & Tx POLR) (a)    101,507    104,042       2.5%
       AEP C&I, Mutual Energy SWEPCo, &
        Tx POLR                                 2,264        802     -64.6%
       Total Domestic Retail                  103,771    104,844       1.0%

    Wholesale - Domestic Electric (in
     millions of kWh):                         56,385     62,838      11.4%

    EAST REGION WEATHER SUMMARY (in degree days):
    Actual - Heating (b)                        2,181      2,032      -6.8%
           - Cooling (c)                          750        869      15.9%
    Normal - Heating (b)                                   1,993       2.0% *
           - Cooling (c)                                     960      -9.5% *

    PSO/SWEPCo WEATHER SUMMARY (in degree days):
    Actual - Heating (b)                        1,074        913     -15.0%
           - Cooling (c)                        2,034      1,867      -8.2%
    Normal - Heating (b)                                   1,013      -9.9% *
           - Cooling (c)                                   2,058      -9.3% *

    *  2004 Actual vs. Normal

    (a) The energy summary represents load supplied by AEP. The AEP C&I load has been segregated to clarify the year-to-year comparison. Delivery of energy by Texas Wires supplied by others is not included.

    (b) Heating Degree Days temperature base is 55 degrees

    (c) Cooling Degree Days temperature base is 65 degrees

SOURCE  American Electric Power
    -0-                             10/21/2004
    /CONTACT: Media, Melissa McHenry, Manager, Corporate Media Relations, +1-614/-716-1120, or Analysts, Julie Sloat, Vice President, Investor Relations, +1-614-716-2885, both of American Electric Power/
    /Company News On-Call: http://www.prnewswire.com/comp/042050.html / /Web site: http://www.aep.com
                http://www.aep.com/go/earnings
                http://www.aep.com/go/webcasts /
    (AEP)

CO:  American Electric Power
ST:  Ohio
IN:  OIL UTI
SU:  ERN ERP CCA